REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
	The SEI Institutional Investments Trust:

In planning and performing our audit of the financial statements and financial highlights of the SEI Institutional Investments Trust consisting of the Large Cap Fund, Small Cap Fund, Core Fixed Income Fund and the International Equity Fund (collectively, the "Trust") for the year ended
May 31, 1998, we considered its internal control, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and
related costs of controls.   Generally, controls that are relevant to an audit
pertain to the Trust's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and may not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control component does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including procedures for safeguarding securities that we consider to be material weaknesses, as defined above, as of May 31, 1998.

This report is intended solely for the information and use of management and Board of Trustees of the SEI Institutional Investments Trust and the Securities and Exchange Commission.


PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
July 16, 1998